ANNEX A

To the Transfer Agency and Service Agreement, as amended,

by and between

SPDR® Series Trust and State Street Bank and Trust Company

ETF	Trading Symbol
SPDR Portfolio S&P 1500 Composite Stock Market ETF	SPTM
SPDR Portfolio S&P 500 ETF	SPLG
SPDR Portfolio S&P 600 Small Cap ETF	SPSM
SPDR Portfolio S&P 500 Growth ETF	SPYG
SPDR Portfolio S&P 500 Value ETF	SPYV
SPDR Portfolio S&P 400 Mid Cap ETF	SPMD
SPDR Portfolio S&P 500 High Dividend ETF	SPYD
SPDR S&P 400 Mid Cap Growth ETF	MDYG
SPDR S&P 400 Mid Cap Value ETF	MDYV
SPDR S&P 600 Small Cap ETF	SLY
SPDR S&P 600 Small Cap Growth ETF	SLYG
SPDR S&P 600 Small Cap Value ETF	SLYV
SPDR Global Dow ETF	DGT
SPDR Dow Jones REIT ETF	RWR
SPDR S&P Bank ETF	KBE
SPDR S&P Capital Markets ETF	KCE
SPDR S&P Insurance ETF	KIE
SPDR NYSE Technology ETF	XNTK
SPDR S&P Dividend ETF	SDY
SPDR S&P Aerospace & Defense ETF	XAR
SPDR S&P Biotech ETF	XBI
SPDR S&P Health Care Equipment ETF	XHE
SPDR S&P Health Care Services ETF	XHS
SPDR S&P Homebuilders ETF	XHB
SPDR S&P Metals & Mining ETF	XME
SPDR S&P Oil & Gas Equipment & Services ETF	XES
SPDR S&P Oil & Gas Exploration & Production ETF	XOP
SPDR S&P Pharmaceuticals ETF	XPH
SPDR S&P Retail ETF	XRT
SPDR S&P Semiconductor ETF	XSD
SPDR S&P Software & Services ETF	XSW
SPDR S&P Telecom ETF	XTL
SPDR S&P Transportation ETF	XTN
SPDR S&P Regional Banking ETF	KRE
SPDR Bloomberg 1-3 Month T-Bill ETF	BIL
SPDR Portfolio Intermediate Term Treasury ETF	SPTI
SPDR Portfolio Long Term Treasury ETF	SPTL
SPDR Portfolio TIPS ETF	SPIP
SPDR Portfolio Aggregate Bond ETF	SPAB

SPDR Nuveen Bloomberg Municipal Bond ETF	TFI
SPDR Bloomberg International Treasury Bond ETF	BWX
SPDR Nuveen Bloomberg Short Term Municipal Bond ETF	SHM
SPDR Bloomberg High Yield Bond ETF	JNK
SPDR FTSE International Government Inflation-Protected Bond ETF	WIP
SPDR Bloomberg Short Term International Treasury Bond ETF	BWZ
SPDR Portfolio Intermediate Term Corporate Bond ETF	SPIB
SPDR Portfolio Long Term Corporate Bond ETF	SPLB
SPDR Bloomberg Convertible Securities ETF	CWB
SPDR Portfolio Mortgage Backed Bond ETF	SPMB
SPDR ICE Preferred Securities ETF	PSK
SPDR Portfolio Short Term Corporate Bond ETF	SPSB
SPDR Bloomberg International Corporate Bond ETF	IBND
SPDR Bloomberg Emerging Markets Local Bond ETF	EBND
SPDR Portfolio Corporate Bond ETF	SPBO
SPDR Nuveen Bloomberg High Yield Municipal Bond ETF	HYMB
SPDR Portfolio Short Term Treasury ETF	SPTS
SPDR Bloomberg Investment Grade Floating Rate ETF	FLRN
SPDR Bloomberg Short Term High Yield Bond ETF	SJNK
SPDR Portfolio High Yield Bond ETF	SPHY
SPDR S&P 1500 Value Tilt ETF	VLU
SPDR S&P 1500 Momentum Tilt ETF	MMTM
SPDR SSGA US Large Cap Low Volatility Index ETF	LGLV
SPDR SSGA US Small Cap Low Volatility Index ETF	SMLV
SPDR Bloomberg 1-10 Year TIPS ETF	TIPX
SPDR MSCI USA StrategicFactors ETF	QUS
SPDR S&P 500 Fossil Fuel Reserves Free ETF	SPYX
SPDR Russell 1000 Yield Focus ETF	ONEY
SPDR Russell 1000 Momentum Focus ETF	ONEO
SPDR Russell 1000 Low Volatility Focus ETF	ONEV
SPDR FactSet Innovative Technology ETF	XITK
SPDR SSGA Gender Diversity Index ETF	SHE
SPDR S&P Internet ETF	XWEB
SPDR S&P Kensho Intelligent Structures ETF	SIMS
SPDR S&P Kensho Smart Mobility ETF	HAIL
SPDR S&P Kensho Future Security ETF	FITE
SPDR S&P Kensho Clean Power ETF	CNRG
SPDR S&P Kensho Final Frontiers ETF	ROKT
SPDR S&P Kensho New Economies Composite ETF	KOMP
SPDR S&P 500 ESG ETF	EFIV
SPDR Bloomberg 3-12 Month T-Bill ETF	BILS
SPDR Bloomberg SASB Corporate Bond ESG Select ETF	RBND
SPDR Bloomberg Emerging Markets USD Bond ETF	EMHC
SPDR S&P SmallCap 600 ESG ETF	ESIX
SPDR MSCI USA Climate Paris Aligned ETF	NZUS
SPDR MarketAxess Investment Grade 400 Corporate Bond ETF	LQIG

Dated: May 11, 2022

2